EXHIBIT 8.1

KENNETH L. LEVINE

860.240.6121 DIRECT TELEPHONE

860.240.5875 DIRECT FACSIMILE

KLEVINE@murthalaw.com

December 19, 2016

Connecticut Water Service, Inc.

93 West Main Street

Clinton, CT 06412

Re: Registration Statement on Form S-4 of Connecticut Water Service, Inc.

Ladies and Gentlemen:

This opinion is being delivered to you in connection with the registration statement on Form S-4, which includes the joint Proxy Statement/Prospectus (the “Registration Statement”), to be filed on the date hereof with the Securities and Exchange Commission (“SEC”) under the Securities Act of 1933, as amended, pursuant to the Agreement and Plan of Merger by and among the Connecticut Water Service, Inc. (“CWS”), HAC, Inc., a Connecticut corporation and wholly owned subsidiary of CWS (“Merger Sub”), and The Heritage Village Water Company, a specially-chartered Connecticut corporation (“HVWC”), dated as of May 10, 2016, including the schedules thereto (the “Merger Agreement”). Pursuant to the Merger Agreement, Merger Sub will merge with and into HVWC (the “Merger”) in a transaction in which the existing stockholders of HVWC will receive an aggregate of 319,450 shares (the “Shares”) of common stock of CWS, without par value (“CWS Common Stock”), and in which HVWC will become a wholly-owned subsidiary of CWS. Capitalized terms used but not defined herein shall have the meanings set forth in the Merger Agreement. All section references, unless otherwise indicated, are to the Internal Revenue Code of 1986, as amended (the “Code”).

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of: (i) the Registration Statement; (ii) the Merger Agreement; (iii) the Amended and Restated Certificate of Incorporation and Bylaws of CWS and the Certificate of Incorporation and Bylaws of Merger Sub; (iv) certain resolutions adopted by the Board of Directors of CWS and Merger Sub relating to the Merger Agreement, the Registration Statement, the issuance of the Shares and certain related matters; and (v) the certificate of representation from CWS and Merger Sub and the certificate of representation from HVWC, in each case to each of Murtha Cullina LLP and Locke Lord LLP, each as furnished pursuant to Section 5.19 of the Merger Agreement (collectively, the “Tax Representation Certificates”).

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December 19, 2016

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of CWS, Merger Sub and HVWC and such agreements, certificates of public officials, certificates of officers or other representatives of CWS, Merger Sub and HVWC or others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein. We have made such other investigations of fact and law as we have deemed necessary or appropriate in order to express the opinions hereinafter set forth.

In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies. In making our examination of documents executed or to be executed by parties other than CWS or Merger Sub, we have assumed that such parties had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof.

As to matters of fact material to our opinion, we have relied upon, and assumed the accuracy, completeness and genuineness of, the statements of fact contained in the documents we have examined or made to us by officers or employees of CWS, Merger Sub and HVWC who by reason of their positions would be expected to have knowledge of such facts. Although we have made no independent investigation of any such facts, nothing has come to our attention which would lead us to believe that such facts are inaccurate.

In connection with rendering this opinion, we have further assumed (without any independent investigation or review thereof) that:

(i) All representations, warranties, and statements made or agreed to by CWS, Merger Sub, and HVWC in connection with the Merger, including, but not limited to, (x) those set forth in the Merger Agreement (including the schedules thereto), (y) those set forth in the Registration Statement, and (z) those set forth in the Tax Representation Certificates, are, or will be, true, complete and accurate in all respects at all relevant times;

(ii) Any representation or statement made “to the knowledge of” or similarly qualified is correct without such qualification;

(iii)	All covenants contained in the Merger Agreement (including the schedules thereto) will be performed without waiver or breach of any provision thereof; and

Connecticut Water Service, Inc.

December 19, 2016

(iv)	The Merger will be consummated in accordance with the Merger Agreement without any waiver, breach or amendment of any provision thereof, and the Merger will be effective and qualify as a statutory merger under applicable Connecticut law.

Members of our firm are admitted to the Bar of the State of Connecticut and do not purport to be experts on, or express any opinion concerning, any law other than the laws of the State of Connecticut and the federal laws of the United States.

Based upon and subject to our examination of the foregoing items and subject to the limitations, qualifications and assumptions set forth herein, the statements in the discussion set forth in the Registration Statement under the caption “Material U.S. Federal Income Tax Consequences” represent (subject to the limitations, qualifications, assumptions and caveats contained therein) our opinion as to the material U.S. federal income tax consequences of the Merger to U.S. holders of HVWC Common Stock.

This opinion does not address the various state, local, or foreign tax consequences that may result from the Merger or the other transactions contemplated by the Merger Agreement and does not address any U.S. federal tax consequences of any transaction other than as set forth above. In addition, no opinion is expressed as to any U.S. federal tax consequence of the Merger or the other transactions contemplated by the Merger Agreement except as specifically set forth herein, and this opinion may not be relied upon except with respect to the consequences specifically discussed herein.

This opinion only represents our best judgment as to the U.S. federal income tax consequences of the Merger and is not binding on the Internal Revenue Service or any court of law, tribunal, administrative agency, or other governmental body. The conclusions are based on the Code, existing judicial decisions, administrative regulations, and published rulings. No assurance can be given that future legislative, judicial, or administrative changes or interpretations would not adversely affect the accuracy of the opinion stated herein.

We assume no obligation to update or supplement this letter to reflect any facts or circumstances that may hereafter come to our attention with respect to the opinion expressed above, including any changes in applicable law that may hereafter occur.

This opinion is being delivered solely in connection with the filing of the Registration Statement in accordance with the requirements of Regulation S-K. We hereby consent to the reference to our firm under the caption “Material U.S. Federal Income Tax Consequences” and “Legal Matters” in the Registration Statement and to the reproduction and filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are an “expert” within the meaning of, or are in the category of person whose consent is required under Section 7 of the Securities Act of 1933, as amended. Except as provided in this paragraph, this opinion

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is not to be used, circulated or quoted for any other purpose or otherwise referred to or relied upon by any other person without our express written permission.

Very truly yours,

MURTHA CULLINA LLP

By:	/s/ Kenneth L. Levine
Kenneth L. Levine
A Partner of the Firm